Exhibit A

POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints each of Michael D. Gayda, Matthew C. Lucey and Jeffrey Dill, signing singly, the undersigned’s true and lawful attorney-in-fact to:

1.
execute for and on behalf of the undersigned, any and all filings, forms, reports and schedules required from time to time to be filed by the undersigned under Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder, including, without limitation, Schedules 13D and 13G, together with any and all amendments thereto, with respect to any securities as to which the undersigned, in any capacity, is subject to the reporting and disclosure requirements of Section 13 of the Exchange Act;

2.
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such filing, forms, reports and schedules, complete and execute any amendment or amendments thereto, and timely file such filing, forms, reports and schedules with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3.
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is PBF Energy Inc. assuming, any of the undersigned’s responsibilities to comply with Section 13 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.  This Power of Attorney shall be in addition to, and not in lieu of, any other Power of Attorney granted by the undersigned in connection with any of the foregoing.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 19th day of August, 2013.

/s/ Thomas D. O’Malley
Name: Thomas D. O’Malley